As filed with the Securities and Exchange Commission on September 22, 2000.

                                               Registration  No.  333-__________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                               -------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                           RAMPART CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

              TEXAS                                              76-0467502
   (State or Other Jurisdiction                               (I.R.S. Employer
 of Incorporation or Organization)                           Identification No.)

     700  LOUISIANA,  SUITE  2150
        HOUSTON,  TEXAS  77002
(Address, including Zip Code, of Registrant's Principal Executive Offices)


                           --------------------------
                          1998 STOCK COMPENSATION PLAN
                                       OF
                           RAMPART CAPITAL CORPORATION
                              (Full Title of Plan)
                           --------------------------


     Name, Address, Telephone and                 Copy of Communications to:
     Number of Agent for Service:

             J.H. CARPENTER                          CHRIS  A.  FERAZZI
       RAMPART CAPITAL CORPORATION                 PORTER & HEDGES, L.L.P.
       700 LOUISIANA, SUITE 2150                  700 LOUISIANA, 35TH FLOOR
         HOUSTON, TEXAS  77002                    HOUSTON, TEXAS  77002-2370
            (713) 223-4610                            (713)  226-0600

                               -------------------

                                             CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                                       PROPOSED
                                                              PROPOSED MAXIMUM          MAXIMUM            AMOUNT OF
                                            AMOUNT TO             OFFERING             AGGREGATE        REGISTRATION FEE
TITLE OF SECURITIES TO BE REGISTERED     BE REGISTERED (1)  PRICE PER SHARE (2)   OFFERING PRICE (2)          (2)
---------------------------------------  -----------------  --------------------  -------------------  ------------------
Common Stock,  par value $.01 per share       375,000 shs.  $             1.9688  $        738,300.00  $          194.91
=========================================================================================================================

(1)     Pursuant  to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as  a  result  of  the  anti-dilution  provisions  of  the  Plan.

(2)     Pursuant  to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices  for  the  Common Stock on the American Stock Exchange on September 18, 2000, which was $1.9688.  Pursuant to  Rule  457(h),  the  registration  fee  is  calculated  with respect to the maximum number of the registrant's securities issuable under  the  Plan.
=========================================================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are incorporated herein by reference.

ITEM  1.     PLAN  INFORMATION

     The  information  required  to be provided to participants pursuant to this
Item is set forth in the Information Memorandum for the 1998 Stock Compensation Plan of Rampart Capital Corporation.

ITEM  2.     REGISTRATION  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

     The written statement required to be provided to participants pursuant to this Item is set forth in the Information Memorandum referenced in Item 1 above.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATED  OF  CERTAIN  DOCUMENTS  BY  REFERENCE

     The following documents filed by Rampart Capital Corporation, a Texas corporation (the "Company" or "Registrant"), with the Securities and Exchange Commission ("Commission") are incorporated into this registration statement ("Registration Statement") by reference:

     - Annual Report on Form 10-KSB for the year ended December 31, 1999, filed on March 29, 2000;

     - Definitive Proxy Statement for the Annual Meeting of Shareholders, filed April 28, 2000;

     - Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000, filed on May 15, 2000;

     - Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000, filed on August 11, 2000; and

     - The description of our common stock contained in the prospectus filed on September 21, 1999, including any amendments or reports filed to update the description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. The Company will provide without charge to each participant in the Stock Bonus Plan, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM  4.     DESCRIPTION  OF  SECURITIES

     Not  applicable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

     Not  applicable.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Under Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, the articles of incorporation of a Texas corporation may provide that a director of that corporation shall not be liable, or shall be liable only to the extent provided in the articles of incorporation, to the corporation or its shareholders for monetary damages for acts or omissions in the director's capacity as a director, except that the articles of incorporation cannot provide for the elimination or limitation of liability of a director to the extent that the director is found liable for (i) a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) any transaction from which the director received an improper personal benefit, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. In accordance with
Article 1302-7.06, Article Six of the Company's Amended and Restated Articles of Incorporation eliminates a director's liability to the Company and its shareholders for monetary damages for an act or omission in the director's capacity as a director.

     In addition, Article 2.02-1 of the Texas Business Corporation Act ("TBCA") empowers the Company to indemnify present and former directors, officers, employees, agents and other persons acting on the Company's behalf against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by them in connection with a proceeding brought against them in their respective present or former capacities as directors, officers, employees or agents of the Company, or of any other entity in which they are or were serving in such capacities at the Company's request. However, the TBCA provides that unless a court of competent jurisdiction determines otherwise, indemnification is available only if the person (1) acted in good faith, (2) reasonably believed that he acted (a) in his official capacity, in a manner which was in the Company's best interests, and (b) in other than in his official capacity, in a manner which he reasonably believed was at least not opposed to the Company's best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Even if these three elements are established, if a person is found liable to the Company, or liable on the basis that he received an improper personal benefit, indemnification is
(i) limited to his reasonable expenses, and (ii) prohibited if he is found liable for willful or intentional misconduct in performing his duties to the Company.

     The TBCA prescribes procedures which the Company must use in determining whether a claim is indemnifiable under the statute; if so, whether to authorize indemnification (unless it is made mandatory by articles of incorporation, bylaws, director or shareholder resolution, or agreement); and the reasonableness of any expenses for which indemnification is sought. Each of these determinations must be made by (i) a majority vote of a quorum of disinterested directors, (ii) if such quorum is unobtainable, then by a majority vote of a special committee of disinterested directors appointed by a majority vote of all directors, (iii) special legal counsel selected by the board of directors or a committee of the board by vote as described in (i) or (ii), or if such quorum is unobtainable or such committee cannot be established, then by a majority vote of all directors, or (iv) a vote of disinterested shareholders.

     The Company is obligated under Article 2.02-1 to indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under Article 2.02-1, the Company may (i) indemnify and advance expenses to an officer, employee, agent or other person who are or were serving at the request of the Company as a director, officer, partner venturer, proprietor, trustee, employee, agent or similar functionary of another entity to the same extent that it may indemnify and advance expenses to directors, (ii) indemnify and advance expenses to directors and such other persons to such further extent, consistent with law, as may be provided in the Company's articles of incorporation, bylaws, action of its board of directors, or contract or as permitted by common law and (iii) purchase and maintain insurance or another arrangement on behalf of directors and such other persons against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person regardless of whether the Company could indemnify him against such liability under the TBCA.

     Article IX of the Company's Amended and Restated Bylaws sets forth specific provisions for indemnification of directors, officers, agents and other persons which are substantially identical to the provisions of Article 2.02-1 described above. The Amended and Restated Bylaws provide for advance payment of any expenses subject to authorization of the board of directors and a written promise to repay the payment unless it is determined that he is entitled to indemnification. Article IX further provides that the rights to indemnification are not exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of shareholders or otherwise. Such rights to indemnification by the Amended and Restated Bylaws shall continue after the person has ceased to hold a position and shall inure to that person's heirs and personal representatives. The Amended and Restated Bylaws also provide for reports to the shareholders of the Company as to indemnification payments, advance payments and insurance payments.

     The above discussion of the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, as amended, and Texas statutes is not intended to be exhaustive and is qualified in its entirety by such Articles, Bylaws and statutes.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED

     Not  applicable.

ITEM  8.     EXHIBITS
 EXHIBIT
  NO.                               DESCRIPTION
--------     -------------------------------------------------------------------
4.2          1998  Stock  Compensation  Plan  of Rampart Capital Corporation, as
             revised  June  24, 1999  (filed as Exhibit 10.1 to Rampart's Annual
             Report on Form 10-KSB for the year ended December 31, 1999).

5.1* Opinion of Porter & Hedges, L.L.P. with respect to legality of securities.

23.1*        Consent  of  Porter  &  Hedges, L.L.P. (included in Exhibit 5.1).

23.2*        Consent  of  Pannell  Kerr  Forster  of  Texas,  P.C.

24.1*        Powers  of  Attorney  (included  on  signature  page).

*  Filed  herewith

ITEM  9.     UNDERTAKINGS

     (a)     Undertaking  to  Update

     The  undersigned  Registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

               (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

               (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)     Undertaking  With  Respect  to  Documents  Incorporated  by
Reference

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)     Undertaking  With  Respect  to  Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registration certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 18th day of September, 2000.

                                             RAMPART  CAPITAL  CORPORATION


                                             By:  /s/  C.W.  Janke
                                                --------------------------------
                                                       C.W.  Janke
                                                       Chief Executive Officer

                            POWER  OF  ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C.W. Janke or J.H. Carpenter and each or either of them his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this Registration statement, and to file the same, or caused to be filed the same, with all exhibits thereto, and to her documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the substitute or substitutes of him, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 18th day of September 2000.


SIGNATURE                                TITLE                              DATE

/s/  C.W. Janke              Chairman of the Board, Chief           September 18, 2000
-------------------------    Executive Officer (Principal
    C.W. Janke               Executive Officer)


/s/  J.H. Carpenter          Chief Operating Officer, Director      September 18, 2000
-------------------------
    J.H. Carpenter


/s/  Charles Presley         Vice President, Chief Financial        September 18, 2000
-------------------------    Officer, Treasurer & Controller
    Charles F. Presley


/s/  James W. Christian      Director                               September 18, 2000
-------------------------
    James W. Christian


                                      -6-

/s/  James J. Janke          Director                               September 18, 2000
-------------------------
    James J. Janke


/s/  Robert A. Shuey, III    Director                               September 18, 2000
-------------------------
    Robert A. Shuey, III

                                INDEX  TO  EXHIBITS


 EXHIBIT
  NO.                               DESCRIPTION
--------     -------------------------------------------------------------------
     4.2     1998  Stock  Compensation  Plan  of Rampart Capital Corporation, as
             revised  June  24, 1999  (filed as Exhibit 10.1 to Rampart's Annual
             Report on Form 10-KSB for the year ended December 31, 1999).

    5.1* Opinion of Porter & Hedges, L.L.P. with respect to legality of securities.

   23.1*     Consent  of  Porter  &  Hedges, L.L.P. (included in Exhibit 5.1).

   23.2*     Consent  of  Pannell  Kerr  Forster  of  Texas,  P.C.

   24.1*     Powers  of  Attorney  (included  on  signature  page).


*  Filed  herewith